Exhibit 3.6

	GRAN TIERRA ENERGY, INC.	** **
Certificate Number		Shares

PAR VALUE $0.001 Common Stock	Incorporated Under the Laws of the State of Nevada	CUSIP NO. 38500T 10 1
This Certifies That
is the owner of «NumShares» («#Shares»)
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF
GRAN TIERRA ENERGY, INC.
transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED

Dana Coffield	Countersigned and Registered:
President & CEO	ISLAND STOCK TRANSFER, Transfer Agent

By:
Authorized Signature

James Hart	100 Second Avenue South, Suite 300N, St. Petersburg, FL 33701 727-289-0010
Vice President Finance and CFO
SEAL

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM (TIC)	-	as tenants in common	UNIF GIFT MIN (TRANS) ACT		Custodian

TEN ENT	-	as tenants by the entireties	(UGMA) (UTMA)	(Cust)		(Minor)
JT TEN (J/T)	-	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts (Transfer) to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.
For Value Received                                                                                  hereby sell, assign and transfer unto
Please insert social security
or some other identifying
number of assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                             Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

X

SIGNATURE GUARANTEE (By Bank, Broker or Corporate Officer) WRITTEN CERTIFICATE, IN EVERY WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER	NOTICE: THE SIGNATURE TO THIS AGREEMENT MUST CORRESPOND WITH THE NAME AS UPON THE FACE OF THE PARTICULAR,